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                                                                 EXHIBIT 10(b)


                                AMENDMENT TO THE
                        AMENDED AND RESTATED STOCK OPTION
                      PLAN FOR EXECUTIVE AND KEY EMPLOYEES
                                       OF
                                THE SANDS REGENT


         This Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Amendment") is adopted by The Sands Regent, a Nevada corporation (the "Company"), effective as of December 12, 1997.

                                    RECITALS
                                    --------

         A. The Amended and Restated Stock Option Stock Plan for Executive and Key Employees of The Sands Regent (the "Restated Plan") was adopted by the Board of Directors of the Company (the "Board") on September 16, 1992 and approved by the shareholders of the Company on November 2, 1992.

         B. On December 12, 1997, the Restated Plan was amended by the Board, to provide that the Stock Option Committee's right to condition a grant of an Option to an executive or Employee on the surrender by such executive or Employee some or all of the unexercised Options previously granted by the Committee shall apply to both unexercised Incentive Stock Options and Non-Qualified Options.

                                    AMENDMENT
                                    ---------

         The Restated Plan is hereby amended as follows:

         1. Section 3.3(b) of the Restated Plan is hereby amended to read in its entirety as follows:



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        Section 3.3(b)
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                  Upon the selection of an executive or key Employee to be
         granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. A Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.



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         I hereby certify that the foregoing Amendment to the Amended and
Restated Stock Option Plan for Executive and Key Employees of The Sands Regent was duly adopted by the Board of Directors of the Company as of December 12, 1997.

         Executed this 12th day of December 1997.



                                         /s/ PETE CLADIANOS III
                                         --------------------------------------
                                         Pete Cladianos III
                                         Executive Vice President and Secretary


Corporate Seal






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